                                                                   EXHIBIT 10.16

                            SECURED PROMISSORY NOTE



$2,600,000.00                                                      April 6, 2000
                                                           Palo Alto, California


        This Secured Promissory Note is made between the undersigned Clive Harrison ("Maker") at his address 51 La Honda Ct., Clayton, CA 94517 and Informatica Corporation, a Delaware corporation (the "Company") at its address 3350 West Bayshore Road. Palo Alto, California 94303. Maker, for value received, promises to pay to the Company the principal sum of $2,600,000.00 with interest from the date hereof at a rate of 6.27% per annum, compounded semiannually on the unpaid balance of such principal sum.

        Such principal and interest shall be due and payable within thirty (30) days upon the earlier of (i) the date of termination for any reason, with or without cause, of Maker's employment with the Company as a full-time employee and (ii) June 30, 2000; provided however, that no interest shall be due if Maker remains continuously employed as a full-time employee of the Company from the date hereof through June 30, 2000.

        Interest shall be computed on the basis of a year of 360 days. All amounts payable under this Note are payable in lawful money of the United States, without notice, demand, offset or deduction. For purposes of interest accrual, checks will constitute payment upon receipt.

        This is the Secured Promissory Note referred to in the Security Agreement of even date herewith between Maker and the Company, and the Company is entitled to all the benefits provided therein.

        Should the undersigned fail to make full payment of any installment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

        Maker promises to pay on demand all reasonable out-of-pocket costs of and expenses of the Company in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.

        Maker and any endorsers or guarantors of this Note for themselves, their heirs, legal representatives, successors and assigns, respectively, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note.

        This Note shall inure to the benefit of the Company and its successors and assigns. The obligations of Maker hereunder shall not be assignable without the consent of the Company.

        This Note shall be governed by and construed in accordance with the laws of the State of California. If there is a lawsuit on this Note, the parties agree to submit to the jurisdiction of the courts of Santa Clara County, California.



        IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.



                                            MAKER




                                            ------------------------------------











                                       2